EXHIBIT 10.15

2001 STOCK OPTION PLAN

MEDIWARE INFORMATION SYSTEMS, INC.

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the Grant Date set forth below, by and between Mediware Information Systems, Inc., a New York corporation having its principal place of business at the address set forth below (hereinafter called the “Company”), and the individual whose name and residence appear below on the first page of this Agreement (hereinafter called “Optionee”).

WHEREAS, the terms and conditions of the Options granted to Optionee and evidenced by this Agreement are as follows:

Name of Optionee:	Grant Date:

Type of Option:
Address of Optionee:
Non-Qualified Stock Option

Number of Option Shares:

Expiration Date:

Exercise Price Per Share:

Vesting Provisions:

	Anniversary of Grant Date:	Shares Becoming Exercisable

First Second Third

Company Address:  11711 W. 79th Street, Lenexa, KS 66214

WHEREAS, Optionee is a key employee or director of, or consultant to, the Company; and

WHEREAS, as an incentive for the Optionee and as compensation and a benefit to him or her for serving as an employee, director or consultant, the Company has offered to issue, and the Optionee has agreed to accept, options to purchase shares of common stock of the Company pursuant to the 2001 Stock Option Plan of the Company (the “Plan”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.    Grant of Options: Pursuant to and subject in all respects to the provisions of the Plan, the Company -hereby grants to the Optionee, under the terms and conditions set forth in this Agreement and the Plan, as of the Grant Date, Options to purchase the aggregate number of shares of common stock, par value $.10 per share, of the Company (“Common Stock”) set forth above on the first page of this Agreement subject to adjustment in accordance herewith (which shares are hereinafter called “Option Shares”). The Option Shares may be purchased by exercising the Options in accordance with the terms of this Agreement, at the exercise price per share set forth on the first page of this Agreement, which price, if for an Incentive Stock Option, is not less than the fair market value of a share of Common Stock on the date of grant; and if for a Non-qualified Option is not less than 85% of the fair market value of the stock on the date of the grant. Terms defined in the Plan shall have the same meaning in this Agreement unless the context requires otherwise.

2.    Vesting of Options. The Options shall vest as set forth on the first page of this Agreement. If no vesting period or other restriction on vesting is specified in the resolution passed granting the Options referred to herein or on the first page of this Agreement, such Option shall vest and be exercisable as follows: 33-1/3% after one year from grant, 66-2/3% after two years from grant, and 100% after three years from grant. The Options shall remain exercisable until the “Expiration Date” set forth on the first page of this Agreement unless earlier terminated as provided herein.

The Options and exercisability of the Options shall be subject in all respects to the terms and conditions set forth in this Agreement, and all other terms and conditions of the Plan and any rules or regulations or other determinations of the Compensation and Stock Option Committee (the “Committee”). Unless specifically indicated on the first page of this Agreement, it is not intended that the Options shall be incentive stock options for the purposes of the Internal Revenue Code of 1986, as amended.

If a Change of Control, as defined in Section 6(b) of the Plan, is threatened or proposed, all Options shall become exercisable in full immediately upon the occurrence of the Change of Control. In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), shall assume the Company's rights and obligations with respect to these outstanding Options. The Acquiror may substitute options to acquire its own stock having equal value (calculated as of the date of the Change of Control) for such outstanding Options.

3.    Transferability. The Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution or as specified in Section 7 of the Plan, and the Options may be exercised during the lifetime of the Optionee by the Optionee or by his or her guardian or legal representative as stated in the Plan.

4.    Exercisable only during Employment; Death; Disability. Options shall be exercisable during the Optionee’s lifetime only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution, except as provided in Sections 7 and 8 of the Plan.

5.    Confidential Information; Forfeiture;.
(a)    To the extent enforceable under applicable law, the Optionee hereby agrees and undertakes that he or she (i) will not, without the Company’s prior written consent, for a period of nine (9) months within the United States and Canada directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or significant shareholder of any company or business, engage in any business activity which is directly or indirectly in competition with the Company with respect to any of the products or services being considered, developed, sold or otherwise marketed by the Company at such time; and (ii) will not, for a period of twelve (12) months within the United States and Canada directly or indirectly, employ, or knowingly permit any company or business organization directly or indirectly controlled by him or her to employ, any person who is employed by the Company or in any manner seek to induce any such person to leave his or her employment by the Company. Any unexercised Options shall be forfeited immediately upon a breach of such undertaking as determined by the Committee and set forth in a notice given to the Optionee and Company, any such determination to be final and binding on all parties.

(b)    The Optionee hereby agrees and undertakes that he or she will not at any time, whether during or after the termination of the Optionee’s employment, reveal to any person or entity any of the trade secrets or confidential information concerning the products, services, organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, designs, methods, know-how, techniques, systems, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing the duties as an Optionee of the Company, and the Optionee shall keep secret all matters entrusted to him or her and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company. Any unexercised Options shall be forfeited immediately upon a breach of such undertaking as determined by the Committee and set forth in a notice given to the Optionee and Company, any such determination to be final and binding on all parties.

(c)    Any unexercised Options that have been awarded to the Optionee shall be forfeited if the Committee determines that the Optionee’s employment has been terminated for Cause, as stated in Section 8(b) of the Plan. The Committee’s determination with respect to a forfeiture shall be set forth in a notice given to the Optionee and to the Company and shall be final and binding on all parties; any forfeiture shall take place immediately upon receipt of the notice by the Company.

(d)    Optionee acknowledges and agrees that the Restrictive Covenants are reasonable and necessary for the protection of the Company’s business interests. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it including equitable relief and the recovery of any damages.

(e)    If any court of competent jurisdiction shall at any time deem any term of this Agreement or any provision or provisions of any covenant, undertaking or agreement on the part of the Optionee contained in this Section 5 (“Restrictive Covenants”) too lengthy or too restrictive or the territory too extensive, the other terms and provisions of Section 5 shall nevertheless stand, the restrictive periods shall be deemed to be the longest periods permissible by law under the circumstances, the other restrictive provisions and conditions shall be the most protective to the Company as may be permissible under law in the circumstances, and the territory in which activities are restricted shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restrictive Covenants, time period, territory and/or other restrictions or provisions to the maximum permissible duration or size or reasonable restriction.

6.    No Right to Dividends, Distributions or Voting. The Optionee shall not have any rights as a shareholder with respect to any Option Shares until the date of issuance of stock certificates for such Option Shares upon due exercise of the Options. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Option Shares notwithstanding the exercise of the Options. No adjustment will be made for a divi-dend or other rights for which the record date is prior to the date the stock certificate is issued except as provided in Section 7 hereof.

7.    Adjustment in Option Shares; Change of Control. Optionee shall be entitled to appropriate adjustments, as determined by the Committee, to the number and class of shares of Common Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, as described in Section 9 of the Plan.

8.    Exercise. The exercise of an Option must be by written notice to the Company at its principal place of business which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to Section 6(c) of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer or other authorized representative of the Company, prior to the termination of the Option, accompanied by full payment of the exercise price for the number of shares being purchased. The Option Shares to be purchased upon each exercise of any Option shall be paid for in full at the time of such exercise, such payment to be made (i) in cash, by certified or bank cashier’s or teller’s check, or cash equivalent, (ii) by tender to the Company of shares of the Company’s capital stock owned by the Optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares of Option Shares to be purchased upon such exercise, (iii) by the assignment of the proceeds of a sale of some or all of the Option Shares being acquired upon the exercise of the Option, or (iv) by any combination of the methods of payment provided in clauses (i)-(iii).

9.    Compliance with Laws and Regulations. The grant and exercise of the Options, and the Company’s obligation to sell and deliver stock hereunder, are subject to such approvals by any regulatory or governmental agency as may be required and shall comply with all relevant provisions of applicable Federal and state laws, rules and regulations, including, without limita-tion, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities laws, the rules and regulations promul-gated thereunder, and the require-ments of any stock exchange or of any quotation association or organization upon which the Option Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may imprint any legends on the Option Shares restricting their subsequent sale or transfer that may be required by state or Federal law.

Unless the Option Shares shall be duly registered under the Securities Exchange Act of 1933 and registered, qualified or authorized under applicable state securities law, the Optionee, by accepting these Options, represents and warrants for himself and any other person or persons properly exercising these Options that any and all shares purchased hereunder shall be acquired for investment and not with the intention to sell or distribute such shares and agrees to deliver to the Company, upon request, a written representation that the shares being purchased are being acquired for investment and not with a present intention of sale or with a view to distribution, and a consent that the certificate representing such shares be endorsed to indicate such representation. The Company shall not be liable in the event it is unable to issue or sell shares of Common Stock or other securities to the Optionee if such issuance or sale would be unlawful, nor shall the Company be liable if the issuance or sale of shares of Common Stock or other securities to an Optionee is subsequently invalidated.

10.   Withholding. The Company shall withhold all income or other taxes permitted or required to be withheld by applicable law and shall remit them to the appropriate taxing authority as provided in Section 6(e) of the Plan.

11.   Employment Rights. Nothing contained in the Plan or in this Option Agreement shall confer upon the Optionee any right to be employed by, or to be continued in the employ of, the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any subsidiary by whom such person may be employed to terminate his employment at any time.

12.   Notice of Disposition. If these Options shall be incentive stock options the following shall apply: Optionee or his estate or legal representative shall immediately notify the Company in the event of any disposition of any kind by him of Option Shares acquired pursuant to these Options. If the disposition shall be a “disqualifying” disposition within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the Optionee or his estate or legal representation shall immediately pay any federal, state or local taxes owing by reason of the exercise or disposition and provide proof of payment to the Company.

13.   Notices. Any notice to be given under the terms of the Options shall be addressed to the Company or to the Optionee at the addresses appearing on the first page of this Agreement, or at such other address as either party may hereafter designate in writing to the other.

14.   Interpretation of this Agreement. Any dispute regarding the interpretation of this Agreement shall be resolved in accordance with the Plan and may be submitted by the Optionee or by the Company forthwith to the Committee for resolution, which shall review such dispute at the time of the next regular meeting of the Board or such Committee, or earlier at the Committee’s discretion. The decision of the Committee, as the case may be, with regard to such dispute shall be final and binding upon the Company and upon the Optionee.

15.   Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company and the administrators, heirs and legal representatives of the Optionee.

16.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas, without giving effect to the principles of conflicts of law.

17.   Amendments. No provision of this Agreement shall be modified, amended, extended or waived except in writing signed by the parties hereto or as otherwise be permitted or con-templated by the Plan.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and Optionee has executed this Agreement, all as of the date and year first above written.

MEDIWARE INFORMATION SYSTEMS, INC.

By:
Name:
Title:

Optionee

Print Name: